Exhibit 13.1

Section 906 Certificate

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of GSK plc, a public limited company incorporated under English law (the “company”), does hereby certify, to such officer’s knowledge, that:

Amendment No. 1 to the Annual Report on Form 20-F for the year ended December 31, 2022 (the “Report”) of the company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: April 14, 2023	/s/ Emma Walmsley
Emma Walmsley
Chief Executive Officer

Date: April 14, 2023	/s/ Iain Mackay
Iain Mackay
Chief Financial Officer